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                                                                    EXHIBIT 23.1




                  CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the Registration Statement of Canyon Resources Corporation on Form S-3 of our report, which includes an explanatory paragraph regarding the Company's change in accounting for impairments of long-lived assets, dated March 27, 1996, on our audits of the consolidated financial statements of Canyon Resources Corporation, as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".




/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.


Denver, Colorado
December 20, 1996